As filed with the Securities and Exchange Commission on January 9, 2018

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextDecade Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-5723951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 (713) 574-1880
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Krysta De Lima, General Counsel NextDecade Corporation 3 Waterway Square Place, Suite 400 The Woodlands, Texas 77380 (713) 574-1880
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffery K. Malonson

King & Spalding LLP

1100 Louisiana, Suite 4000

Houston, Texas 77002

(713) 751-3200

Carrie A. Ratliff

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

1)	(2)	(3)
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	$100,000,000	$12,450

(1)

An indeterminate number of shares of common stock is being registered as may from time to time be offered at unspecified prices.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.

(3)	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 9, 2018

Prospectus

NextDecade Corporation

$100,000,000

Common Stock

This prospectus relates to shares of common stock, par value $0.0001 per share, of NextDecade Corporation which may be offered and sold from time to time.    The aggregate initial offering price of all common stock sold under this prospectus will not exceed $100,000,000. The common stock of NextDecade Corporation is listed on the Nasdaq Capital Market under the symbol “NEXT.”  On January 5, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $8.04 per share.

Each time we sell shares of our common stock hereunder, we will provide you with a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares of common stock to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, carefully before you invest in shares of our common stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale we may undertake, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of any of shares of our common stock, if required, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them or option to purchase additional securities will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Investing in shares of our common stock involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus. You should carefully read and consider these risk factors before you invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus that we distribute. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement or any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or any free writing prospectus or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $100,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;

•	the public offering price per share of the common stock;

•	the names of any underwriters, agents, or dealers through or to which the shares of the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	any additional risk factors applicable to the shares of our common stock or our business and operations; and

•	any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Registrant” and similar terms refer to NextDecade Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.next-decade.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)), unless otherwise indicated therein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016 (our “Annual Report”) filed with the SEC on March 10, 2017;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017 filed with the SEC on May 15, 2017, August 9, 2017, and November 8, 2017, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on January 6, 2017, January 9, 2017, February 8, 2017, February 23, 2017, March 2, 2017, March 13, 2017, March 20, 2017, March 28, 2017, April 18, 2017, July 21, 2017, July 28, 2017, August 9, 2017, August 23, 2017, September 1, 2017, September 8, 2017, September 11, 2017, October 4, 2017, October 16, 2017, and December 20, 2017, as amended by the Current Report on Form 8-K/A filed with the SEC on December 22, 2017;

•	Our Definitive Proxy Statement on Schedule 14A (our “Annual Meeting Definitive Proxy Statement”) filed with the SEC on March 13, 2017;

•

Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 29, 2017 and the Additional Definitive Proxy Statement on Schedule 14A filed with the SEC on July 19, 2017 (together, the “Definitive Proxy Statement”); and

•

The description of our common stock included in the Registration Statement on Form 8-A filed with the SEC on February 9, 2015 (File No. 333-197330), as amended by the Registration Statement on Form 8-A/A filed with the SEC on March 18, 2015.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) whether filed after the date of the initial registration statement and prior to effectiveness of the registration statement or after the date of this prospectus and prior to the completion of the offering of all securities covered hereby. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at http://www.next-decade.com or by writing or calling us at the following address and telephone number:

NextDecade Corporation

Attn: Corporate Secretary

3 Waterway Square Place, Suite 400

The Woodlands, Texas 77380

(713) 574-1880

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions, are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled “Risk Factors” herein and in our Annual Report, Quarterly Reports and Definitive Proxy Statement, which are incorporated by reference into this prospectus, or any subsequently filed Annual Report or Quarterly Reports incorporated by reference into this prospectus. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

•	our ability to maintain the listing of our common stock and warrants on the Nasdaq Capital Market or another securities exchange;

•	changes adversely affecting the business in which we are engaged;

•	management of growth;

•	general economic conditions;

•	our development liquefied natural gas (“LNG”) liquefaction and export projects;

•

our ability to secure additional debt and equity financing in the future to complete the terminal at the Port of Brownsville in southern Texas (the “Terminal”) and an associated 137-mile pipeline to supply gas to the Terminal (the “Pipeline” together with the Terminal, the “Project”);

•	the accuracy of estimated costs for the Project;

•	the governmental approval of construction and operation of the Project;

•	the successful completion of the Project by third-party contractors;

•	our ability to generate cash;

•	the development risks, operational hazards, regulatory approvals applicable to Rio Grande LNG, LLC’s and Rio Bravo Pipeline Company, LLC’s construction and operations activities;

•	our anticipated competitive advantage;

•	the global demand for and price of natural gas (versus the price of imported LNG);

•	the availability of LNG vessels worldwide;

•	legislation and regulations relating to the LNG industry;

•	negotiations for the Terminal site lease and right-of-way options for the Pipeline route;

•	compliance with environmental laws and regulations; and

•	the result of future financing efforts.

You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

Please read “Risk Factors” herein and incorporated from our Annual Report, Quarterly Reports and Definitive Proxy Statement and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus, our Annual Report, Quarterly Reports, Definitive Proxy Statement and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference from our Annual Report, Quarterly Reports and Definitive Proxy Statement.

Our Company

We are a LNG development company focused on LNG export projects and associated pipelines in the State of Texas. We have focused and continue to focus our development activities on the Project.  We believe the Project is well-positioned among the second wave of U.S. LNG projects.  We also believe we maintain key competitive advantages involving engineering, commercial, regulatory, and gas supply considerations.  We submitted a pre-filing request for the Project to the Federal Energy Regulatory Commission (the “FERC”) in March 2015 and filed a formal application with FERC in May 2016.  We believe we have robust commercial offtake and gas supply strategies in place, and have signed significant non-binding customer commitments to date.  We estimate that the Project will commence commercial operations in 2023.

The Company was incorporated in Delaware on May 21, 2014 as Harmony Merger Corp. (“Harmony”) and was formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities.  On April 17, 2017, Harmony entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Harmony, Harmony Merger Sub (“Merger Sub”), LLC, NextDecade LNG, LLC (“NextDecade”), and certain members of NextDecade and entities affiliated with such members.

On July 24, 2017 (the “Merger Date”), pursuant to the Merger Agreement, entities affiliated with certain of the members of NextDecade (the “Blocker Companies”) merged with and into Harmony (each a “Blocker Merger” and together, the “Blocker Mergers”) with Harmony being the surviving entity of the Blocker Mergers and, immediately thereafter, Merger Sub merged with and into NextDecade (such transactions, collectively the “Merger”) with NextDecade being the surviving entity of the Merger and becoming a wholly-owned subsidiary of Harmony.

As a result of the Merger, among other things, Harmony changed its name to “NextDecade Corporation.”  Prior to the Merger Date, the Company neither engaged in any operations nor generated any revenue.  For more information on the Merger and the Company, please read the Definitive Proxy Statement.

Corporate Information

The mailing address of our principal executive office is 3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380 and our telephone number is (713) 574-1880. We maintain a website at www.next-decade.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our Annual Report, Quarterly Reports, Definitive Proxy Statement and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our common stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our common stock. Please read “Where You Can Find More Information” elsewhere in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement or in any related free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, increasing our working capital, financing ongoing operating expenses and overhead, funding capital expenditures, repayment of debt, acquisitions, and investments in our subsidiaries. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short-term, interest-bearing instruments prior to use.    Any specific allocation of the net proceeds of an offering of shares of our common stock to a specific purpose will be determined at the time of such offering and will be described in an accompanying prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered shares of common stock through underwriters or dealers, directly to purchasers, including our affiliates and stockholders, through agents, or through a combination of any of these methods.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of our offering of the securities, including, to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the shares of common stock;

•	the net proceeds from the sale of the shares of common stock;

•	any delay delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price or price range;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid by agents.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell share of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use shares of common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from us in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may also sell shares of our common stock short using this prospectus and deliver the shares of common stock covered by this prospectus to close out such short positions, or loan or pledge shares of common stock to a financial institution or other third party that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default on the performance of our obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus. Such financial institution or third party may transfer its short position to investors in our shares of common stock or in connection with a simultaneous offering of other securities otherwise offered by us.

Sale Through Underwriters or Dealers

If shares of common stock are sold by us by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement.  Such prospectus supplement will be used by the underwriters to make resales of the shares of common stock in respect of which this prospectus is being delivered to the public. In such sales, the underwriters will acquire the shares of common stock for their own account for resale to the public. The underwriters may resell the shares of common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer shares of common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered shares of common stock if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Representatives of the underwriters through whom the offered shares of common stock are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered shares of common stock so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered shares of common stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the offered shares of common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. There can be no assurance that we will continue to be listed on such exchange and, therefore, we cannot assure you of the liquidity of, or continued trading markets for, the shares of common stock that we offer.

If we use dealers in the sale of shares of common stock, such shares will be sold to them as principals. They may then resell those shares of common stock to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Underwriters or sales agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

Direct Sales and Sales through Agents

We may sell the shares of common stock directly. In this case, no underwriters or agents would be involved. We may also sell the shares of common stock through agents designated from time to time. In the prospectus supplement, the name of any agent involved in the offer or sale of the offered shares of common stock will be provided, and we will describe any commissions payable to the agent. Unless you are informed otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the shares of common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares of common stock. The terms of any such sales will be described in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis that may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying shares of common stock are not subscribed for, we may then sell the unsubscribed shares of common stock directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed shares of common stock to third parties.

Delayed Delivery Arrangements

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of our business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated bylaws (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and the Bylaws are incorporated by reference and filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 481,000,000 shares of capital stock, consisting of (i) 480,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. As of January 1, 2018, there were 106,274,527 shares of common stock outstanding and held by 51 stockholders of record and no shares of preferred stock issued and outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associated, corporations or entities in security position listings maintained by depositories.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock exclusively possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of our shares of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of our common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Company’s board of directors (the “Board of Directors” or the “Board”) in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our common stock are entitled to receive their ratable and proportionate share of the remaining assets of the Company, after the rights of the holders of the preferred stock have been satisfied.

Election of Directors

The Board of Directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors.

Preferred Stock

The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board of Directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of the Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. As of the date hereof, we have no shares of preferred stock outstanding. For more information, please read the Definitive Proxy Statement.

Dividends

We have not paid any cash dividends on shares of our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of the Board of Directors.

Certain Anti-Takeover Provisions of Delaware Law

Staggered Board of Directors

The Certificate of Incorporation provides that the Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

The Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the Board of Directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, a stockholder’s notice shall be timely if received at the Company’s principal executive offices no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public was made, whichever first occurs. The Bylaws also specify certain requirements as to the form and content of a stockholders meeting. These provisions may preclude Company stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but Unissued Shares

The Company’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Company’s name, actions against directors, officers and employees for breach of fiduciary duty and other certain actions be brought only in the Court of Chancery in the State of Delaware. Although Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Quotation of Securities

Our common stock is traded on the Nasdaq Capital Market under the symbol “NEXT.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by our counsel, King & Spalding LLP. Any underwriters will be represented by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report for the year ended December 31, 2016 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of NextDecade LNG, LLC (formerly known as NextDecade, LLC), incorporated in this prospectus by reference to the Definitive Proxy Statement have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

NextDecade Corporation

$100,000,000

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	$12,450
FINRA filing fee		$(1)
Accounting fees and expenses		$(1)
Legal fees and expenses		$(1)
Printing expenses		$(1)
Miscellaneous fees and expenses		$(1)

Total		$(1)

(1)

Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of common stock, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, an officer, an employee or an agent of such corporation or is or was serving at the request of such corporation as a director, an officer, an employee or an agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, an officer, an employee or an agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Under Section 6.1 of the Bylaws, the Company shall indemnify and provide advancement to any current or former director or officer of the Company (the “Indemnitee”) against any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding (as such term is more specifically defined in Section 6.7(c) of our Bylaws, the “Proceeding”) to the fullest extent permitted by law, as such may be amended from time to time. The Company shall indemnify such Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits listed below in the “Index to Exhibits” are part of this Registration Statement, are numbered in accordance with Item 601 of Regulation S-K, and are incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

2.1	(1)

3.1	(2)	Second Amended and Restated Certificate of Incorporation, dated July 24, 2017

3.2	(3)	Amended and Restated Bylaws, dated July 24, 2017

4.1	(4)	Specimen common share certificate

5.1	**	Opinion of King & Spalding LLP

23.1	**	Consent of Marcum LLP

23.2	**	Consent of King & Spalding LLP (included as part of Exhibit 5.1)

24.1	**	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

(1) Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K, filed April 18, 2017.

(2) Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(3) Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed July 28, 2017.

(4)  Incorporated by reference to Exhibit 4.2 of the Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, filed October 10, 2014.

 ** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on January 9, 2018.

NEXTDECADE CORPORATION

By:	/s/ Benjamin Atkins
Benjamin Atkins
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of NextDecade Corporation hereby constitutes and appoints Benjamin Atkins, Krysta De Lima, and Gabriel Gutierrez and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement of NextDecade Corporation on Form S-3 and (ii) to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on January 9, 2018.

Name	Title

/s/ Kathleen Eisbrenner	Chief Executive Officer and Chairman of the Board of Directors
Kathleen Eisbrenner	(Principal Executive Officer)

/s/ Benjamin Atkins	Chief Financial Officer
Benjamin Atkins	(Principal Financial Officer)

/s/ Eric Garcia	Chief Accounting Officer
Eric Garcia	(Principal Accounting Officer)

/s/ Matthew Schatzman	President and Director
Matthew Schatzman

/s/ Brian Belke	Director
Brian Belke

/s/ Matthew Bonanno	Director
Matthew Bonanno

/s/ David Gallo	Director
David Gallo

/s/ Avinash Kripalani	Director
Avinash Kripalani

/s/ David Magid	Director
David Magid

/s/ Eric S.Rosenfeld	Director
Eric S. Rosenfeld

/s/ David D. Sgro	Director
David D. Sgro

/s/ René van Vliet	Director
René van Vliet

/s/ William Vrattos	Director
William Vrattos

/s/ Spencer Wells	Director
Spencer Wells